AMENDED LICENSE AGREEMENT

     THIS WRITTEN AGREEMENT amends and supersedes that certain License Agreement dated June 29, 1983, whereunder Dr. Stanislaw R. Burzynski ("Dr. Burzynski") granted a license to Burzynski Research Institute, Inc. (herein the "Company") relative to the exploitation of two patents for which he had at that time applied through the U.S. Patent Office.

     WHEREAS, Dr. Burzynski has developed a new drug called Antineoplaston as the same is described in U.S. Patent Serial No. 330,383 ("Antineoplaston") and a testing procedure to diagnose cancer and evaluate the progress of cancer therapy as the same is described in U.S. Patent Serial No. 346,291 (the "Testing Procedure"); and

     WHEREAS, Dr. Burzynski has been allowed U.S. Patents relative to Antineoplaston and the Testing Procedure and has filed a Patent Application in Canada for Antineoplastons; and

     WHEREAS, the Company previously acquired an exclusive license from Dr. Burzynski dated June 29, 1983, to made, use, distribute, and otherwise exploit Antineoplastons and the Testing Procedure in the United States, Canada and Mexico; and

     WHEREAS, the Company and Dr. Burzynski desire to amend and supersede the previously granted license by the terms hereof,

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree that the previous License Agreement of June 29, 1983, shall be amended to read in its entirety as follows;

     1. For purposes of this Agreement, "Licensed Rights" shall mean the patent applications and any subsequently issued patents for Antineoplaston and the Testing Procedure including divisions, continuations and continuations-in-part of these patent applications and patens issued in the United States, Canada or Mexico and any reissue patents of any such patents in the United States, Canada and Mexico. Licensed Rights shall also include any and all right title and interest to Antineoplastons and the Testing Procedure as it relates to the use, manufacture, sale, distribution, and sublicensing of Antineoplastons in the United States, Canada and Mexico.

     2. Dr. Burzynski hereby grants to the Company the Licensed Rights to make, use, sell, distribute and otherwise exploit Antineoplastons and the Testing Procedure in the United States, Canada and Mexico and to practice the method covered by any claim of any patent which has issued or which may issue in said countries. The Company may sublicense others to manufacture and sell Antineoplastons or use the Testing Procedure in the United States, Canada and Mexico or practice the method covered by any claim of any issued patent covered by the Agreement.


                           License-Page 1 of 4 Pages

     3. The Company has previously paid Dr. Burzynski a one-time paid in full royalty payment of Ten Dollars ($10.00) in conjunction with the June 29, 1983, License Agreement and in addition has paid to Dr. Burzynski other good and valuable consideration including shares of Common Stock of the Company for which Dr. Burzynski hereby acknowledges receipt.

     4. This Agreement shall continue until the expiration of the last patent included within the Licensed Rights or until earlier terminated according to the provisions of paragraph 5 hereof.

     5. This agreement may be terminated by Dr. Burzynski under the following circumstances:

          a) BANKRUPTCY PROCEEDINGS: Except as expressly provided for in subparagraphs (b) and (c) immediately below, Dr. Burzynski may terminate this agreement in the event the Company files for bankruptcy and is the subject of any proceeding under applicable bankruptcy laws wherein such proceeding against the Company is not dismissed or discharged within ninety (90) days from the date a petition for bankruptcy is filed.

          b)   IMPACT OF INVOLUNTARY BANKRUPTCY PROCEEDING: For a period of six
               (6) months after the effective date of the merger as defined in the amended merger agreement between Sundance International, Inc. and the Company (the "Effective Date" and the "Merger" respectively), Dr. Burzynski shall not have any right to terminate this License Agreement if any involuntary proceedings are commenced during such period under the Federal Bankruptcy Act against the Company that survives the Merger ("Surviving Company"). In the event that during the six (6) month period referred to, a letter of intent to perform an underwriting for the Surviving Company is executed by a bona fide underwriter, then such six (6) month period shall be extended until the closing of the underwriting or until a date nine (9) months after the effective date of the Merger, whichever first occurs.

          c) IMPACT OF VOLUNTARY BANKRUPTCY: For a period of twelve (12) months after the Effective Date of the Merger, Dr. Burzynski shall not have any right to terminate this License Agreement if any voluntary proceedings are commenced during such period under the Federal Bankruptcy Act.

          d) REMOVAL AS OFFICER/DIRECTOR: This Agreement may be terminated in the event Dr. Burzynski is removed as an officer and/or Director of the Company without his consent, except where he has been removed for cause by a court of competent jurisdiction. If Dr. Burzynski is no longer able to serve as a Director and/or officer of the Company by reason of death disability, his departure from such offices shall not be deemed to be removal for the purposes of this subparagraph (d).


                           License-Page 2 of 4 Pages

          e) VOTING POWER: This Agreement may be terminated in the event a person acquires the direct or indirect beneficial ownership of securities of the Company having voting power equal to or greater than the voting power of securities of the Company held directly by Dr. Burzynski or his executors, administrators, successors and heirs; however, this provision shall not apply in the even Dr. Burzynski has made a voluntary transfer or sale of more than 20% of the securities held directly by him. For purposes of this subparagraph, the term "person" shall include a natural person, company, government of instrumentality of a government and any two or more persons with beneficial ownership and acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, controlling or disposing of any security of the Company. The term "beneficial ownership" shall have the meaning set forth in rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

     6. The Company will bear all costs accrued hereafter for the filing, prosecution, issuance and maintenance of the patents and patent applications included in the Licensed Rights and the Company may prepare, file and prosecute at its expense any application for a division, continuation, continuation-in-part or reissue of the patent applications included in the Licensed Rights.

     7. If, during the term of this Agreement, a third party infringes on a claim of a patent included in the Licensed Rights, the Company must enforce the infringed patents at its own expense.

     8. This agreement is not assignable by either party without the express written consent of the other party. Anything herein to the contrary notwithstanding, this Agreement shall inure to the benefit of Dr. Burzynski's executors, administrators, successors and heirs and the provisions of this Agreement, with the exception of Paragraph 5(d) shall be binding upon such executors, administrators, successors and heirs to the same extent that it was binding upon Dr. Burzynski at the time of his death. The Surviving Company after the merger between Sundance International, Inc. and the Company shall succeed to all rights of the Company herein.

     9. This Agreement is to be governed and construed in accordance with the laws of the State of Delaware.

     10. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, and shall not be changed or terminated orally. There are no understandings, representations or warranties of any kind not expressly set forth herein or incorporated herein by reference.

     11. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

                           License-Page 3 of 4 Pages

     12. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.



                                       /s/ STANISLAW R. BURZYNSKI
Dated: April 2, 1984                   -----------------------------------
                                      Stanislaw R. Burzynski

Agreed and Accepted

Burzynski Research Institute, Inc.

By: /s/ STANISLAW R. BURZYNSKI
   ------------------------------
     Stanislaw R. Burzynski,
     President


                           License-Page 4 of 4 Pages